Exhibit 10.3

Certain information contained in this exhibit, marked by [***], has been excluded from this exhibit because the registrant has determined that it is both not material and is the type that the registrant treats as private or confidential.

FIRST AMENDMENT TO THE AMENDED AND RESTATED PROGRAM AGREEMENT
This FIRST AMENDMENT TO THE AMENDED AND RESTATED PROGRAM AGREEMENT (“Retained Loan Amendment” or “Amendment”) is made and entered into as of __9/26/2025_______________ (“Amendment Effective Date”) by and between PATHWARD, NATIONAL ASSOCIATION, a national banking association (“Bank”) and OPORTUN, INC., a Delaware corporation (“Company”). Any capitalized term used in this Amendment and not defined herein shall have the meaning ascribed in the Program Agreement (defined below) or the Loan Purchase Agreement.
WHEREAS, the Parties entered into that certain Amended and Restated Program Agreement, dated as of August 11, 2025 (as hereafter amended, modified, supplemented, restated or replaced, the “Program Agreement”); and
WHEREAS, Bank and Company desire to amend the Program Agreement as more specifically described herein.
NOW, THEREFORE, in consideration of the foregoing and the terms, conditions, and mutual covenants and agreements contained herein, for good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, the Parties agree as follows:
1.    AMENDMENTS TO THE HANDLING OF NEW LOANS AND RETAINED LOANS. The Program Agreement is hereby amended as follows:
a.    New Loans. From and after October 1, 2025 and only during the Term, Bank shall sell to Company, and Company shall purchase from Bank, one hundred percent (100%) of all Loans originated by Bank under the Program during the Term with a disbursement date on or after October 1, 2025. Accordingly:
i.    The following is hereby added to the Program Agreement as Section 2.3(a)(ii):
“(ii)    Notwithstanding anything to the contrary in the Agreement:
(1) From and after October 1, 2025 and only during the Term, Bank shall sell to Company, and Company shall purchase from Bank, one hundred percent (100%) of all Loans originated by Bank under the Program during the Term with a disbursement date on or after October 1, 2025;

(2) Bank shall sell to Company, and Company shall purchase from Bank, all such Loans in accordance with the Loan Purchase Agreement;
(3) Company shall tag all such Loans as “Held for Sale” in accordance with the Loan Allocation Schedule;
(4) As of October 1, 2025, the Maximum Retained Loan Amount shall be Zero U.S. Dollars ($0.00) and all of Company’s obligations under the Program Agreement relating to generating Loan volume sufficient to meet the Maximum Retained Loan Amount shall cease to apply and have no further force or effect; and
(5) As of October 1, 2025, the Minimum Retained Loan Amount shall be Zero U.S. Dollars ($0.00) and all of Bank’s obligations under the Program Agreement to keep and maintain the Minimum Retained Loan Amount shall cease to apply and have no further force or effect, except that, for purposes of clarity, Bank will continue to retain the Retained Loans as set forth in the Retained Loan Amendment.”
ii.    The Loan Allocation Schedule (Exhibit D) is hereby amended to add the following as the [***] of the Loan Allocation Schedule, [***].”
b.    Handling of Retained Loan Portfolio. Bank shall continue to retain the Retained Loans until such Retained Loans are purchased pursuant to this Amendment. Except as otherwise provided in this Amendment, the purchase and sale of Retained Loans shall be in accordance with the terms and conditions of the Loan Purchase Agreement.
i.    Initial Purchase.
1.    Current and DQ1-29. On October 2, 2025, Company shall deliver to Bank for approval (and Bank shall approve) a loan tape identifying and listing all Current and DQ1-29 Retained Loans (as defined below). On October 3, 2025, Bank shall sell to Company, and Company shall purchase from Bank, one hundred percent (100%) of all Current and DQ1-29 Retained Loans at the Current and DQ1-29 Retained Loans’ Purchase Price (as defined below); provided, that the interest portion of the Current and DQ1-29 Retained Loans’ Purchase Price will not be paid at closing on October 3, 2025 but will be paid, as applicable, as part of the Parties’ October 2025 month-end settlement and reconciliation process under the Program Agreement (the “Closing Adjustment”). For clarity, the Closing Date (as defined in the Loan Purchase Agreement) of such purchase and sale of the Current and DQ1-29 Retained Loans shall be October 3, 2025. Except for amounts expressly designated to be settled as part of the Parties’ October 2025 month-end settlement and reconciliation process pursuant to this Retained Loan Amendment, any portion of the Purchase Price for the Current and DQ1-29 Retained Loans that is not paid on October 3, 2025 (the Closing Date for the Current and DQ1-29 Retained Loans) shall be settled on October 6, 2025. For the avoidance of doubt, the Parties acknowledge and agree that the Closing Date for the purchase and sale of the Current and DQ1-29 Retained Loans shall remain October 3, 2025 and shall not be modified, affected, or delayed by any post-Closing settlement or reconciliation. At the Closing Adjustment, notwithstanding the Purchase Price, Bank will pay to Company interest collections received on the Current and DQ1-29 Retained Loans in excess of the accrued Bank Required Interest due on the Current and DQ1-29 Retained Loans; provided, if there are insufficient interest collections received on the Current and DQ1-29 Retained Loans to cover the full amount of Bank Required Interest due, Company shall pay to Bank such shortfall.
a.    “Current and DQ1-29 Retained Loans” means all Retained Loans that meet all of the following criteria: (x) were originated and disbursed by Bank and tagged as “HTM”, in each case, on or before the end of day on September 30, 2025; and (y) were classified as current or delinquent one (1) to twenty-nine (29) calendar days as of the end of day on September 30, 2025.
b.    “Purchase Price” means, for the Current and DQ1-29 Retained Loans, an amount equal to (i) the sum of: (w) the Principal Amount (as defined in the Loan Purchase Agreement) of such Current and DQ1-29 Retained Loans plus (x) the amount of the Loan Origination Fee of such Current and DQ1-29 Retained Loans capitalized into the principal plus (y) any accrued and unpaid interest on such Current and DQ1-29 Retained Loans plus (z) the amount of taxes (including the Florida stamp tax) capitalized into the principal of such Current and DQ1-29 Retained Loans, in each case, as of the end of day on October 2, 2025 minus (ii) any payments received or amounts recovered after origination and as of the end of day on October 2, 2025. The Parties hereby agree and acknowledge that amounts referenced in the immediately foregoing (i)(y) and the adjustment in the immediately foregoing (ii) shall be settled and reconciled in the ordinary course as part of the Parties’ October 2025 month-end settlement and reconciliation process under the Program Agreement and shall not in any way modify, affect, or delay the Closing Date of the DQ1-29 Retained Loans of October 3, 2025.
2.    October Charged-Off Retained Loans. On [***], Company shall deliver to Bank for approval (and Bank shall approve) a loan tape identifying and listing all October Charged-Off Retained Loans (as defined below). On [***], Bank shall sell to Company, and Company shall purchase from Bank, [***] of all October Charged-Off Retained Loans at a fixed, total aggregate purchase price of [***], regardless of the number of Loans included in such transaction. For clarity, the Closing Date (as defined in the Loan Purchase Agreement) of such purchase and sale of the October Charged-Off Retained Loans shall be [***]. [***].
a.    “October Charged-Off Retained Loans” means all Retained Loans classified as a Charged-Off Loan as of the end of day on October 1, 2025.
ii.    Subsequent Purchases. For all Retained Loans not classified as a Current and DQ1-29 Retained Loan or an October Charged-Off Retained Loan as of the end of day on October 1, 2025 (such remaining Retained Loans, the “Remaining Retained Loans”), Bank shall sell to Company, and Company shall purchase from Bank, the Remaining Retained Loans as follows:
1.    Charged-Off Loans. On [***], Bank shall sell to Company, and Company shall purchase from Bank, [***] of the Remaining Retained Loans that were classified as a Charged-Off Loan as of the end of [***], with the first such purchase and sale occurring in [***] (for all Remaining Retained Loans classified as a Charged-Off Loan as of the end of day on [***]) and the last such purchase and sale occurring in February 2026 (for all Remaining Retained Loans classified as a Charged-Off Loan as of the end of day on

[***]). Each such [***] purchase and sale shall be for a fixed, total aggregate purchase price of [***] per [***] transaction, regardless of the number of Loans purchased and sold in each such transaction. The Closing Date of each such [***] purchase and sale shall be mutually agreed upon by the Parties. [***].
2.    Clean-Up Purchase. On [***], Company shall deliver to Bank (and Bank shall approve) a loan tape identifying and listing the Clean-Up Pool (as defined below). On February 3, 2026, Bank shall sell to Company, and Company shall purchase from Bank, [***] of the Clean-Up Pool at the Clean-Up Pool’s Purchase Price (as defined below); provided, that the interest portion of the Clean-Up Pool’s Purchase Price will not be paid at closing on [***] but will be paid, as applicable, as part of the Parties’ [***] month-end settlement and reconciliation process under the Program Agreement (the “Clean-Up Closing Adjustment”). For clarity, the Closing Date (as defined in the Loan Purchase Agreement) of such purchase and sale of the Clean-Up Pool shall be February 3, 2026. Except for amounts expressly designated to be settled as part of the Parties’ February 2026 month-end settlement and reconciliation process pursuant to this Retained Loan Amendment, [***]. For the avoidance of doubt, the Parties acknowledge and agree that the Closing Date for the purchase and sale of the Clean-Up Pool shall remain February 3, 2026 and shall not be modified, affected, or delayed by any post-Closing settlement or reconciliation. At the Clean-Up Closing Adjustment, notwithstanding the Purchase Price, [***].
a.    “Clean-Up Pool” means all Remaining Retained Loans not previously purchased by Company pursuant to Section 1.b.ii.1. (Charged-Off Loans) of this Amendment and not classified as a Charged-Off Loan as of the end of day on [***]. For the avoidance of doubt, any Remaining Retained Loans classified as a Charged-Off Loan as of [***] shall be purchased under Section 1.b.ii.1. of this Amendment and excluded from the Clean-Up Pool.
b.    “Purchase Price” means, for the Clean-Up Pool, an amount equal to [***]. The Parties hereby agree and acknowledge that amounts referenced in the immediately foregoing (i)(y) and the adjustment in the immediately foregoing (ii) shall be settled and reconciled in the ordinary course as part of the Parties’ February 2026 month-end settlement and reconciliation process under the Program Agreement and shall not in any way modify, affect, or delay the Closing Date of the Clean-Up Pool of February 3, 2026.
c.    The Parties acknowledge that errors or omissions may occur in the documentation, data transmission, or settlement of such loan sales. Each Party agrees to cooperate in good faith to promptly identify, notify, and reconcile any such errors or omissions upon discovery. If an error or omission is discovered in the loan sale data, purchase price, or any other material aspect of the transaction, the Parties shall work together to correct the error within 5 Business Days of discovery (or such other time period or date mutually agreed to by the Parties). Corrections may include, without limitation, adjustments to the purchase price.
d.    Except as otherwise specifically provided in this Amendment, each Party’s obligations in the Program Agreement related to Retained Loans shall continue as set forth in the Program Agreement.

2.    BANK ORIGINATION FEE. [***].

3.    PERFORMANCE RESERVE.
a.    Minimum Performance Reserve Balance. Effective following the completion of the purchase and sale of the Current and DQ1-29 Retained Loans and the October Charged-Off Loans, the amount of the Minimum Performance Reserve Balance [***]. For the avoidance of doubt, neither the Current and DQ1-29 Retained Loans nor the October Charged-Off Loans shall be included when calculating the Minimum Performance Reserve Balance.
b.    Release of Funds in the Performance Reserve Account. Upon Bank’s receipt of the purchase price for the Clean-Up Pool, reimbursement of all Loan Losses, and the final purchase of the Charged-Off Loans in February 2026 as set forth in this Amendment, Bank shall release to Company any remaining funds held in the Performance Reserve Account, the Performance Reserve Account may be closed by Company, Company’s obligations under the Agreement with respect to the Performance Reserve and the Performance Reserve Account shall cease to apply and have no further force or effect, and all of Bank’s rights under the Agreement with respect to the Performance Reserve Account shall cease to apply and have no further force and effect.

4.    RETAINED LOAN NET ANNUALIZED LOSS RATE.

a.    Definition. The definition of “Retained Loan Net Annualized Loss Rate” and the definition of “Cash Annual Percentage Rate” are each hereby deleted in their entirety.

b.    Conditions Related to Retained Loans. Section 3.6 of the Program Agreement is hereby amended and restated in its entirety as follows:

“Section. 3.6    [Intentionally Omitted].

(a)    [Intentionally Omitted].

(b)    [Intentionally Omitted].”

5.    MISCELLANEOUS. Except as specifically modified and amended herein, all of the terms, provisions, requirements and specifications contained in the Program Agreement remain in full force and effect. This Amendment embodies the entire agreement between the Parties with respect to the amendment of the Program Agreement. In the event of any conflict or inconsistency between the provisions of the Program Agreement, the Loan Purchase Agreement, and this Amendment, the provisions of this Amendment shall control and govern. This Amendment may be executed in one or more counterparts (including by.pdf or digital signature/DocuSign), each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

[Signature page follows]
IN WITNESS WHEREOF, this Amendment is executed by the Parties’ authorized officers or representatives and shall be effective as of the Amendment Effective Date.

PATHWARD, NATIONAL ASSOCIATION

                        By:    /s/ Anthony Sharett
                        Name:    Anthony Sharett
                        Its:    President

                        OPORTUN, INC.

                        By:    /s/ Gaurav Rana
                        Name:    Gaurav Rana
                        Its:    SVP & General Manager, Lending

[Signature page for First Amendment to the Amended and Restated Program Agreement. Remainder of page intentionally left blank.]